Execution copy #1


                            ASSET PURCHASE AGREEMENT


     Asset Purchase Agreement dated as of January 17, 1997 by and among KENNETH
H. MEAD (the "Stockholder"), KERKIM, INC., a New York corporation ("KERKIM," or the "Seller"), and CASELLA WASTE MANAGEMENT OF N.Y., INC., a New York corporation (the "Buyer"). The Stockholder, the Seller and the Buyer are sometimes referred to collectively as the "Parties" or individually as a "Party."

                              W I T N E S S E T H:

     WHEREAS, the Stockholder owns all of the shares of capital stock of the Seller; and

     WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, substantially all of its assets and business, for the consideration set forth below and the assumption of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

     1. Purchase and Sale of the Assets.

          a. Delivery of the Assets. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, all of the following properties and assets of the Seller:

               i. all inventories, including of office supplies, maintenance supplies, packaging materials, spare parts and similar items (collectively, the "Inventory") which exist on the Closing Date (as defined below);


               ii. all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Seller, including any security held by the Seller for the payment thereof (collectively, the "Accounts Receivable");

               iii. all cash, prepaid expenses, deposits, bank accounts and other similar assets of the Seller existing on the Closing Date, including the cash represented by such assets;


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               iv. all rights of the Seller under the contracts, agreements, leases, licenses and other instruments set forth on Section 2(o) of the Disclosure Schedule (collectively, the "Contract Rights");

               v. all real property of the Seller set forth on Section 2(k) of the Disclosure Schedule, together with all buildings, fixtures and improvements located on or attached thereto, including such Seller's right, title and interest in and to all leases, subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant to said real property (collectively, the "Real Property");

               vi. all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets, and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller;

               vii. All rights of the Seller under express or implied warranties from the suppliers of the Seller;

               viii. the motor vehicles and other rolling stock owned by the Seller on the Closing Date;

               ix. all of the machinery, containers, equipment, tools, production reels and spools, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, leasehold improvements and construction in progress owned by the Seller on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");

               x. all of the Seller's right, title and interest in and to all intangible property rights, including but not limited to trade secrets, processes, know-how, trade names, including the name "Kerkim, Inc." and "SDS of New York" or any derivation thereof and any assumed names under which the Seller has operated, owned or, where not owned, used by the Seller in its business and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property"); and

               xi. except as specifically provided in Section 1(b) below, all other assets, properties, claims, rights and interests of the Seller which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.


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          b. Notwithstanding the provisions of Section 1(a) above, the assets to be transferred to the Buyer under this Agreement shall not include any assets listed on Schedule 1(b) attached hereto (the "Excluded Assets").

          c. The Inventory, Accounts Receivable, Contract Rights, Real Property, Fixed Assets, Intangible Property and other properties, assets and businesses of the Seller described in Section 1(a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets". The Effective Date of this Agreement is December 31, 1996.

          d. Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          e. Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be the sum of $3,500,000 plus the aggregate amount of the Assumed Liabilities (not to exceed $2,945,000 as of December 31, 1996). The Purchase Price shall be paid as follows:

               i. The Buyer shall assume the liabilities of the Seller pursuant to the Instrument of Assumption described in paragraph f below; and

               ii. An aggregate of $3,500,000 shall be paid in cash at the Closing in the form of wire transfer or check.

          f. Assumption of Liabilities. At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Seller (the "Assumed Liabilities") (and the Seller and the Stockholder represent that the Assumed Liabilities do not exceed $2,945,000 as of December 31, 1996):

               i. All trade accounts payable reflected on the balance sheet of the Seller as of December 31, 1996 previously delivered to the Buyer (the "Current Balance Sheet");


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               ii. All obligations of the Seller continuing after the Closing under the leases, contracts and employee benefit plans set forth on Schedule 1(f) attached hereto which become due and payable after the Closing Date; and

               iii. All other liabilities and obligations of the Seller specifically set forth in Schedule 1(f) attached hereto.

The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all liabilities, obligations and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities. Without limiting the foregoing, any and all liabilities of the Seller arising from environmental laws and, except as provided above, in any way related to events prior to the Closing, shall be the sole responsibility of the Seller.

          g. Closing. The closing of the purchase and sale of the Assets and the (the "Closing") shall take place at the offices of Earl D. Butler, P.C., 231-241 Man Street, Vestal, New York 13160, or at such other place as the parties may mutually agree at 10:00 AM., on January ___, 1997 or as soon as practicable thereafter (the "Closing Date").

          h. Certain Tax Matters. The aggregate amount of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on
Schedule 1(h) attached hereto. Such allocation shall be subject to adjustment to the extent that the Purchase Price is adjusted pursuant to Section 1(i) hereof in the manner specified in such subsections.

     2. Joint and Several Representations and Warranties of the Stockholder and the Seller. Each of the Seller and the Stockholder, jointly and severally, represent and warrant to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule").

          a. Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of New York. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer true and complete copies of its charter and Bylaws, each as amended and as in effect on the date hereof. The Seller is not in default under or in violation of any provision of its charter or Bylaws.



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          b. Capitalization. The authorized, issued and outstanding shares of capital stock of the Seller are as set forth in Section 2(b) of the Disclosure Schedule. Section 2(b) of the Disclosure Schedule sets forth a complete and accurate list of all beneficial and record stockholders of the Seller, indicating the number of shares of the Seller held by each stockholder. All of the issued and outstanding shares of capital stock of the Seller are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Seller. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of the Seller. All of the issued and outstanding shares of capital stock of the Seller were issued in compliance with applicable federal and state securities laws. The Stockholder has not entered into any agreement to sell, pledge or otherwise encumber any of his shares of the capital stock of the Seller.

          c. Authorization of Transaction. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Stockholder and the Seller and constitutes a valid and binding obligation of the Stockholder and the Seller, enforceable against such persons in accordance with its terms.

          d. Noncontravention. Neither the execution and delivery of this Agreement by Stockholder and the Seller, nor the consummation by the Stockholder and the Seller of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or By-laws of the Seller, (b) require on the part of the Stockholder or the Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Stockholder or the Seller is a party or by which the Stockholder or the Seller is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Stockholder or the Seller or (e) violate any order, writ, injunction,


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

decree, statute, rule or regulation applicable to the Stockholder or the Seller, or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Seller and not material to the Seller.

          e. Subsidiaries. The Seller does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

          f. Financial Statements. The Seller has provided to the Buyer (a) the balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the Seller's fiscal years ending on or prior to December 31, 1995 (each of which has been reviewed in accordance with standards established by the American Institute of Certified Public Accountants); and (b) the unaudited balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the year ended December 31, 1996 (the "Most Recent Fiscal Period End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Seller; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

          g. Absence of Certain Changes. Since the Most Recent Fiscal Period End, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Seller, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) the Seller has not taken any actions not in the Ordinary Course of Business.

          h. Undisclosed Liabilities. The Seller has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2(f) (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Fiscal Period End in the Ordinary Course of Business and which are similar in nature and amount to the


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liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

          i. Tax Matters.

               i. Each of the Stockholder and the Seller has filed all Tax Returns (as defined below) that he or it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Stockholder and the Seller has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Seller for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. The Seller has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation the Stockholder or any affiliated group of corporations or other entities that included the Seller during a prior period) other than the Seller. All Taxes that the Seller are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

               ii. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Seller since January 1, 1990. The federal income Tax Returns of the Seller have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1992. No examination or audit of any Tax Returns of the Seller by any Governmental Entity is currently in progress or, to the knowledge of the Seller or the Stockholder, threatened or contemplated. The Seller has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

               iii. The Sellers is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Seller are subject to an election under Section 341(f) of the Code. The Seller has not been a United

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States real property holding corporation within the meaning of Section 897(c)(2)
of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Seller is not a party to any Tax allocation or sharing agreement.

               iv. The Seller is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Seller has not made an election under Treasury Reg. Section 1.1502-20(g). The Seller is not and has never been required to make a basis reduction pursuant to Treasury Reg. Section 1. 1502-20(b) or Treasury Reg.
Section 1.337(d)-2T(b).

          j. Assets. The Seller owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Seller (tangible or intangible) is subject to any Security Interest. A list of the Fixed Assets is set forth on Section 2(j) of the Disclosure Schedule.

          k. Owned Real Property. Section 2(k) of the Disclosure Schedule lists and describes briefly all real property that the Sellers owns. With respect to each parcel of such real property:

               i. the identified owner has good and clear record and marketable title to such parcel, insurable by a recognized national title insurance company at standard rates, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not impair the uses, occupancy or value of such parcel in their current uses (the "Intended Uses");

               ii. there are no (i) pending or, to the knowledge of the Seller, threatened condemnation proceedings relating to such parcel, (ii) pending or, to the knowledge of the Seller, threatened litigation or administrative actions relating to such parcel, or (iii) other matters affecting adversely the Intended Uses, occupancy or value thereof;

               iii. the legal description for such parcel contained in the deed thereof describes such parcel fully and adequately; the buildings and improvements may be used as of right under applicable zoning and land use laws for the Intended Uses, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the Intended Uses; and such parcel is not located within any flood


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plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               iv. there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Seller) the right of use or occupancy of any portion of such parcel;

               v. there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

               vi. all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Intended Uses and in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

               vii. such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

               viii. neither the Stockholder nor the Seller have received notice of, and to the best of the Seller's knowledge, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels;

               ix. the improvements constructed on the parcels are in good condition and proper order, free of roof leaks, insect infestation, and material construction defects, and all mechanical and utility systems servicing such improvements are in good condition and proper working order, free of material defects; and

               x. each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utilities) located on any other property (i) to fulfill any zoning, building code, or other municipal or governmental requirement, (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or
(iii) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any zoning, building code, or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.



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          l. Intellectual Property. The Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used to conduct its business as currently conducted or planned to be conducted.

          m. Inventory. All inventory of the Seller whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a last-in, first-out basis.

          n. Real Property Leases. Section 2(n) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2(n) of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2(n) of the Disclosure Schedule:

               i. the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

               ii. the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               iii. no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               iv. there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

               v. the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

               vi. all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

               vii. to the knowledge of the Seller, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of


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real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the Intended Uses, occupancy or value of the property subject thereto; and

               viii. the Seller has obtained non-disturbance agreements from the holder of each superior Security Interest and ground lease in connection with each such lease or sublease (each of which is listed in Section 2(n) of the Disclosure Schedule); and the representations and warranties set forth in clauses (i) through (iv) of this Section 2(n) with respect to leases and subleases are true and correct with respect to such nondisturbance agreements.

          o. Contracts. Section 2(o) of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Seller is a party:

               i. any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $1,000 per annum;

               ii. any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $25,000, or (iii) in which the Seller has granted exclusive rights relating to any products, services or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               iii. any written arrangement establishing a partnership or joint venture;

               iv. any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               v. any written arrangement concerning confidentiality or noncompetition;

               vi. any written arrangement between the Seller and the Stockholder or any of his relatives or affiliates;



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               vii. any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller; and

               viii. any other written arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2(o) of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Seller is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2(o) of the Disclosure Schedule under the terms of this Section 2(o).

          p. Accounts Receivable. All accounts receivable of the Seller reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible to the best of the Seller's knowledge, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Seller that have arisen since the Most Recent Fiscal Period End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

          q. Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed on behalf of any of the Seller. A list of the bank accounts of the Seller is set forth on Section 2(q) of the Disclosure Schedule.

          r. Insurance. Section 2(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

               i. the name of the insurer, the name of the policyholder and the name of each covered insured;


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               ii. the policy number and the period of coverage;

               iii. the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               iv. a description of any retroactive premium adjustments or other loss-sharing arrangements.

(i) Each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Seller has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Seller has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Seller is not covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

          s. Litigation. Section 2(s) of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Seller is a party or, to the knowledge of the Seller is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2(s) of the Disclosure Schedule could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller.

          t. Employees. Section 2(t) of the Disclosure Schedule contains a list of all employees of the Seller, along with the position and the annual rate of compensation of each such person. To the knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller.

          u. Employee Benefits.

               i. Section 2(u) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Seller, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and the Seller, and the ERISA Affiliates have in all material respects met their obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Seller and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

               ii. There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

               iii. All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

               iv. Neither the Seller nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

               v. At no time has the Seller, or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

               vi. There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of any of the Sellers (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

               vii. No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Seller or any ERISA Affiliate that would subject the Seller or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

               viii. No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               ix. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Seller from amending or terminating any such Employee Benefit Plan.

               x. Section 2(u) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Seller (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          v. Environmental Matters.

               i. The Stockholder and the Seller has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

               ii. There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Stockholder or the Seller. With respect to any such releases of Materials of Environmental Concern, the Stockholder and the Seller have given all required notices to Governmental Entities (copies of which have been provided to the Buyer). Neither the Stockholder nor the Seller are aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Stockholder or the Seller that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Stockholder or the Seller. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

               iii. Set forth in Section 2(v) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Stockholder or the Seller (whether conducted by or on behalf of the Stockholder or Seller or a third party, and whether done at the initiative of the Stockholder or the Seller or directed by a Governmental Entity or other third party) which any of the Stockholder or the Sellers has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

               iv. Set forth in Section 2(v) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Stockholder or the Seller. The Seller is not aware of any material environmental liability of any such transporter or facility.

          w. Legal Compliance. The Seller, and the conduct and operations of its business, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Seller or business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller.

          x. Permits. Section 2(x) of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Seller. Such listed Permits are the only Permits that are required for the Seller to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller. Each such Permit is in full force and effect and, to the best of the knowledge of the Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewed upon expiration. Each such Permit will continue in full force and effect following the Closing.

          y. Certain Business Relationships With Affiliates. Except as set forth in Section 2(y) of the Disclosure Schedule, no affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against the Seller, or (c) owes any money to the Seller. Section 2(y) of the Disclosure Schedule describes any transactions or relationships between the Seller and any affiliate thereof.

          z. Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          aa. Books and Records. The minute books and other similar records of the Seller contain true and complete records of all actions taken at any meetings of the Seller's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Seller accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Seller and have been maintained in accordance with good business and bookkeeping practices.

          bb. Customers and Suppliers. No unfilled customer order or commitment obligating the Seller to deliver products or perform services will result in a loss to the Seller upon completion of performance. No purchase order or commitment of the Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

          cc. Disclosure. No representation or warranty by the Stockholder or the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Stockholders or the Seller pursuant to this Agreement, and no other statement made by the Stockholder or the Seller or any of their representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Stockholder and the Seller have disclosed to the Buyer all material information relating to the Assets and the business of the Seller or the transactions contemplated by this Agreement.

     3. Representations and Warranties of the Buyer. The Buyer represents and warranties to the Stockholder and the Seller as follows:

          a. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          b. Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

          c. Noncontravention. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or Bylaws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          d. Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4. Covenants.

          a. Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

          b. Notices and Consents. The Stockholder and the Seller shall use their best efforts to obtain, at the Seller's expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Seller in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2(d) or Section 2(x) of the Disclosure Schedule).

          c. Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Seller shall conduct its operations only in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

          d. Full Access. The Stockholder and the Seller shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Seller. The Buyer (a) shall treat and hold as confidential any Confidential Information (as defined below), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the Seller all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Seller that is furnished in writing to the Buyer by the Seller in connection with this Agreement and is labelled confidential or proprietary; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the Buyer, or (iii) which the Buyer knew or to which the Buyer had access prior to disclosure.

          e. Notice of Breaches. The Stockholder and the Seller shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Stockholder or the Seller in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Stockholder or the Seller of, or a failure by the Stockholder or the Seller to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer shall promptly deliver to the Stockholder and the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer of, or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to the Buyer. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

          f. Exclusivity. The Stockholder and the Seller shall not, and the Seller shall use its best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, purchase of shares, proxy solicitation or other business combination involving the Seller, or any division of the Seller or (b) provide any non-public information concerning the business, properties or assets of the Seller to any person or entity (other than the Buyer). The Seller shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4(f).

     5. Conditions to Consummation of Asset Purchase.

          a. Conditions to Each Party's Obligations. The respective obligations of the Seller and the Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the condition that no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control the Assets following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect.

          b. Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction of the following additional conditions:

               i. the Seller shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4(b);

               ii. the representations and warranties of the Stockholder and the Seller set forth in Section 2 shall be true and correct when made on the date hereof and shall be true and correct as of the Closing as if made as of such Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

               iii. the Seller shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

               iv. the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that the conditions specified in Section 5(a) and clauses (i) through
(iii) of this Section 5(b) are satisfied in all respects;

               v. the Buyer shall have received from counsel to the Seller an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to the Buyer and dated as of the Closing Date;

               vi. all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer;

               vii. the Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                    a. a bill of sale substantially in the form of Exhibit E;

                    b. such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets other than the Real Property (including all necessary bills of sale and certificates of title for motor vehicles owned by the Seller);

                    c. such warranty deeds and instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record, marketable and insurable title to the Real Property;

                    d. all literature and other documentation relating to the Seller's business, all in form and substance satisfactory to the Buyer;

                    e. such contracts, files and other data and documents pertaining to the Assets or the Seller's business as the Buyer may reasonably request;

                    f. [intentionally deleted]

                    g. such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 5(b) as the Buyer shall reasonably request;

                    h. certificates of the Secretary of State of the State of New York as to the legal existence and good standing (including tax) of the Seller in their respective states of incorporation;

                    i. certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 2;

                    j. estoppel certificates from each lessor from whom the Seller leases real or personal property consenting to the assumption of such lease by the Buyer and representing that there are no outstanding claims against the Seller under any such lease;

                    k. estoppel certificates from each tenant to whom the Seller leases real property consenting to the assumption of such lease by the Buyer and representing that there are no outstanding claims against the Seller under any such lease;

                    l. a cross receipt executed by the Buyer and the Seller;

                    m. such other documents, instruments or certificates as the Buyer may reasonably request.

          c. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction of the following additional conditions:

               i. the representations and warranties of the Buyer set forth in
Section 3 shall be true and correct when made on the date hereof and shall be true and correct as of the respective Effective Time as if made as of the respective Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

               ii. the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the respective Effective Time;

               iii. the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (i) and (ii) of this
Section 5(c) is satisfied in all respects;


               iv. the Seller shall have received from New York counsel to the Buyer an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Seller and dated as of the Closing Date;

               v. all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller; and

               vii. The Seller shall have received at or prior to the Closing such documents, instruments or certificates as the Seller may reasonably request including, without limitation:

                    a. such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 5(c) as the Seller shall reasonably request;

                    b. a certificate of the Secretary of State of the State of New York as to the legal existence and good standing of the Buyer in New York;

                    c. a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws;

                    d. payment of the cash portion of the Purchase Price;

                    e. the Instrument of Assumption executed by the Buyer and accepted by the Seller; and

                    h. a cross receipt executed by the Buyer and the Seller.

     6. Indemnification.

          a. Indemnification. The Stockholder and the Seller, jointly and severally, shall indemnify the Buyer and its officers, directors, stockholders and affiliates (and the officers, directors and stockholders of its affiliates) (the "Indemnified Parties") and hold the Indemnified Parties harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Parties ("Damages"):

               i. resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Stockholder or the Seller contained in this Agreement or in any document delivered by the Stockholder or the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

               ii. resulting from any claims against, or liabilities or obligations of, the Seller or against the Assets not specifically assumed by the Buyer pursuant to this Agreement;

               iii. resulting from any tax liabilities or obligations of the Seller;

               iv. resulting from any violation by the Seller of, or any failure by the Seller to comply with any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller to its business or properties, whether or not any such failure or violation has been disclosed to the Buyer, including any costs incurred by the Buyer (A) in order to bring the Assets into compliance with environmental laws as a result of noncompliance with such laws on or before the Closing Date or (B) in connection with the transfer of the Asset;

               v. resulting from the failure of the Buyer or the Seller to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to the Seller or the transactions contemplated by this Agreement;

               vi. resulting from any claims against, or liabilities or obligations of, the Seller with respect to obligations under Employee Plans not specifically assumed by the Buyer pursuant to this Agreement;

               vii. resulting from any claims against the Seller or the Assets by or on behalf of Allied Waste Industries, Inc.; and

               viii. resulting from any claims against the Seller, the Stockholder, or the Assets by or on behalf of Robert Seymour.

          b. Method of Asserting Claims.

               i. If a third party asserts that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Indemnified Party may be entitled to indemnification pursuant to this Section 6, and the Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then
(i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Seller, (ii) the Indemnified Party may make a claim for indemnification pursuant to this Section 6, and (iii) the Indemnified Party shall be reimbursed for any such Damages for which it is entitled to indemnification pursuant to this Section 6 (subject to the right of the Seller to dispute the Indemnified Parties entitlement to indemnification under the terms of this Section 6).

               ii. The Buyer shall give prompt written notification to the Seller of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 6 may be sought; provided, however, that no delay on the part of the Buyer in notifying the Seller shall relieve the Seller of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Seller may, upon written notice thereof to the Buyer, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Buyer, provided the Seller acknowledges in writing to the Buyer that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Parties in connection with such action, suit or proceeding constitute Damages for which the Indemnified Parties shall be entitled to indemnification pursuant to this Section 6. If the Seller does not so assume control of such defense, the Buyer shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Seller assumes control of such defense and the Buyer reasonably concludes that the indemnifying parties and the Indemnified Parties have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Parties shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Buyer shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Seller, which shall not be unreasonably withheld. The Seller shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Buyer, which shall not be unreasonably withheld.

          c. Survival. The representations and warranties of the Stockholder and the Sellers set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the fifth anniversary of the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given before the expiration of such periods, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

          d. Limitations. Except with respect to claims based on fraud, the rights of the Buyer under this Section 6 shall be the exclusive remedy of the Buyer with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Stockholder or the Sellers contained in this Agreement (provided that nothing contained in this Agreement shall limit or restrict any right or remedy the Buyer may have under any Environmental Law).

      7. Termination.

          a. Termination of Agreement. This Agreement may be terminated prior to the Closing Date as provided below:

               i. the Stockholder, the Sellers and the Buyer may terminate this Agreement by mutual written consent;

               ii. the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Stockholder or the Seller is in breach, and the Stockholder and the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

               iii. the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before the 60th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(a) or 5(b) hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

               iv. the Stockholder and the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before the 60th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(a) or 5(c) hereof (unless the failure results primarily from a breach by the Stockholder or any Seller of any representation, warranty or covenant contained in this Agreement).

          b. Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a), all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement); provided, however, that the confidentiality provisions contained in Section 4(d) shall survive any such termination.

     8. Miscellaneous.

          a. Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

          b. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          c. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

          d. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may assign its rights and obligations hereunder to CWS or any affiliate thereof.

          e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          f. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          g. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


  If to the Seller or to the Stockholder:   Copy to:
  ---------------------------------------   --------

  c/o Kenneth H. Mead                       Earl D. Butler, P.C.
  1669 N.W. 114th Loop                      Vestal Professional Building Annex
  Ocala, FL 34475                           231-241 Main Street
                                            Vestal, NY 13850

  If to the Buyer:                           Copy to:
  ----------------                           --------

  Casella Waste Management of                Jeffrey A. Stein, Esq.
  N.Y., Inc.                                 Hale and Dorr
  Box 866                                    60 State Street
  25 Greens Hill Lane                        Boston, MA  02109
  Rutland, VT 05702


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          h. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

          i. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          j. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          k. Expenses. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          l. Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 8(m)), in addition to any other remedy to which it may be entitled, at law or in equity.

          m. Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the State of Vermont in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8(g). Nothing in this Section 8(m), however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

          n. Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          o. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     CASELLA WASTE MANAGEMENT
                                     OF N.Y., INC.


                                     By:
                                        ----------------------------------
                                     Title:
                                            ------------------------------

                                     KERKIM, INC.



                                     By:
                                        ----------------------------------

                                     Title:
                                            ------------------------------




                                     --------------------------------------
                                     KENNETH H. MEAD